UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2018

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue 14th Floor New York, NY 10022
(Address, including zip code, of Principal Executive Offices)
(917) 475-9646
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 15, 2018, First Capital Real Estate Trust Incorporated (the “Company”), along with First Capital Real Estate Operating Partnership, L.P., the Company’s operating partnership (the “OP”) and T-9 Developers, LLC (“T-9 Developers,” and together with the Company and the OP, the “Seller Parties”), entered into a Sale Agreement (the “Agreement”) with Gadsden Growth Properties, Inc., a Maryland corporation (“Gadsden”) and its subsidiary, Gadsden Growth Properties, L.P. (“Gadsden OP,” and together with Gadsden, the “Gadsden Parties”).

Pursuant to the Agreement, the Seller Parties have agreed to transfer to Gadsden Realty Investments, LLC, a Delaware limited liability company (“Gadsden Realty Investments”), their respective interests in Township Nine Owner, LLC (“T9 Owner”), a Delaware limited liability company and its interests in Capitol Station Holdings, LLC (“Capitol Station Holdings”), Capitol Station Member, LLC (“Capitol Station Member”) and Capitol Station 65, LLC (“Capitol Station 65”), as well as in the 23 parcels of land located in Sacramento, California known as the T9 Properties. The OP owns 92% of the limited liability company interests in T9 Owner, which owns 100% of the limited liability company interests in Capitol Station Holdings, which owns 100% of the limited liability company interests in Capitol Station Member, which owns 100% of the limited liability company interests in Capitol Station 65. Capitol Station 65 owns the T9 Properties. As disclosed in the Company’s Current Report on Form 8-K dated May 30, 2017, each of T9 Owner, Capitol Station Holdings, Capitol Station Member and Capitol Station 65 have filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code the United States Bankruptcy Court for the Eastern District of California (Case No. 17-23627).

In exchange for the transfer of the Seller Parties’ interests, the Gadsden Parties have agreed to assume the outstanding debt on the T9 Properties not to exceed $54.5 million and pay to the Seller Parties consideration totaling approximately $33.5 million, consisting of 200,000 shares of the Convertible Series A Preferred Stock of Gadsden, 2,241,357 shares of the Nonvoting Convertible Series B Preferred Stock of Gadsden (“Series Preferred B Stock”) and 605,000 shares of the Common Stock of Gadsden (collectively, the “Transaction Shares”), subject to adjustment. In addition to the Transaction Shares, Gadsden will issue up to $10 million of additional shares of Series B Preferred Stock (based upon a deemed value of $10.00 per share) to SRS, LLC, the designee of the Seller Parties, upon the achievement of certain milestones, including the receipt of approval from the City of Sacramento of the improvement plans and final subdivision map.

Pursuant to the Agreement, the obligations of the parties are subject to the satisfactory completion of a due diligence review of the Property, in addition to other conditions to closing. Each of the Seller Parties and the Gadsden Parties has the right to terminate the Agreement under certain circumstances. The Agreement contains customary representations and warranties by the Seller Parties. There can be no assurance that a transaction will be consummated.

The foregoing description of the transaction is a summary only and is qualified in its entirety by reference to the complete text of the Agreement and the exhibits thereto and the Acceptance, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Gadsden’s business strategy will focus on the acquisition, development and management of property across all non- residential real property investment segments in the United States and abroad. Its revenue strategy is designed to create a stable overall return profile through long and mid- term leases and generating increased asset value by acquiring undervalued assets and improving management of acquired properties, better lease terms and tenant mix, and expansion of assets. Gadsden also expects to accelerate its income growth by continuing its investment strategy of acquiring additional properties that maintain a diversified property asset portfolio.

Gadsden and the Company or its subsidiaries are also party to certain other contracts as described in Item 8.01 of this Current Report on Form 8-K.

Item 8.01.	Other Events.

Delaware Statutory Trusts

On May 29, 2018, the OP entered into Omnibus Sale Agreements with Gadsden for the sale of its interests in UR Hanes, DST (“Hanes”) and UR Lippencott DST (“Lippencott”). The OP owns 7% of the ownership interests in Hanes and 17% of the Ownership Interests in Lippencott. The purchase price for the sale of the interests in Hanes, is $305,000 of shares of Series B Preferred Stock and the purchase for the sale of the interests in Lippencott, is $615,000 of shares of Series B Preferred Stock.

Sacramento Home Lots

On June 7, 2018, Jessie Avenue, LLC (“Jessie Avenue”) and Roseville Road, LLC (“Roseville Road”), indirect subsidiaries of the Company, entered into a Purchase and Sale Agreement with Gadsden for the sale of certain residential home lots owned by Jessie Avenue and Roseville Road located in Sacramento California that are entitled for development for $3,300,000. Gadsden has agreed to pay the following consideration for such properties: $200,000 in cash and 118,983 shares of its Series A Preferred Stock (based on a valuation of $25.00 per share). Gadsden will also assume debt on the properties in an amount equal to approximately $1.9 million.

Valley Center Project

On June 7, 2018, Gadsden, the Company and the OP signed a letter agreement relating to the purchase by Gadsden from a third party of certain land located in Valley Center, California. The Company and the OP had previously entered into a contract with such third party relating to such property. In exchange for the rights of the Company and the OP relating to the property, Gadsden agreed to issue the OP 2,500,000 shares of its Series B Preferred Stock.

Waterstone Assignment

As disclosed in the Company’s Current Report on Form 8-K dated April 9, 2018, the Company and the OP previously entered into a entered into a purchase and sale agreement (the “Waterstone Agreement”) with 1300 West Bartlett Road Fee, LLC, 2645 Federal Signal Drive Fee, LLC and 434 Tolland Turnpike, LLC to acquire the fee title interests in the properties located at 1300 West Bartlett Road, Elgin, Illinois, 2645 Federal Signal Drive, University Park, and 428 Tolland Turnpike, Manchester, Connecticut and certain improvements and rights pertaining thereto. The Company and the OP expect to enter into an agreement to assign their respective rights in the Waterstone Agreement to Gadsden in exchange for a $3,000,000 fee payable in Series B Preferred Stock. In addition, the OP expects that the units of limited partnership interests in the OP that have been issued to the sellers pursuant to the Waterstone Agreement will be refunded to the OP.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Sale Agreement, dated as of June 15, 2018, by and among First Capital Real Estate Trust Incorporated, First Capital Real Estate Operating Partnership, L.P., T-9 Developers, LLC, Gadsden Growth Properties, Inc., and Gadsden Growth Properties, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: June 21, 2018	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer, Chairman of the Board of Directors, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Sale Agreement, dated as of June 15, 2018, by and among First Capital Real Estate Trust Incorporated, First Capital Real Estate Operating Partnership, L.P., T-9 Developers, LLC, Gadsden Growth Properties, Inc., and Gadsden Growth Properties, L.P.

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